Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 31, 2022, relating to the financial statements of Professional Diversity Network, Inc., appearing in the Annual Report on Form 10-K of Professional Diversity Network, Inc., for the year ended December 31, 2021. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern,

We also consent to the reference to us under the caption “Experts” in such Registration Statement.

Ciro E. Adams, CPA, LLC

Wilmington, DE 19806-1004

June 15, 2022

56 Rockford Road, Wilmington, DE 19806-1004 | Phone: 302-652-4783 ciroadamscpa.com